UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATA Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
ATA Inc.
8th Floor, Tower E
6 Gongyuan West Street,
Jian Guo Men Nei
Beijing 100005
People’s Republic of China
(86-10) 6518-1122
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	which each class is to be
to be so registered	registered

American Depositary Shares, each	The NASDAQ Stock Market LLC.
representing one Common Share

Common Shares, par value US$0.01 per share *	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-148512 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     This description of the securities to be registered is contained under the headings “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation” in the Registrant’s Registration Statement on Form F-1, originally filed with the Securities and Exchange Commission on January 8, 2008, as amended (File No. 333-148512), which description is incorporated herein by reference. Copies of such description will be filed with The NASDAQ Stock Market LLC.
ITEM 2. EXHIBITS.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATA Inc.

By:	/s/ Kevin Xiaofeng Ma

Name:	Kevin Xiaofeng Ma
Title:	Chairman and Chief Executive Officer
Dated: January 10, 2008